UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

WHITING PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 4700 Denver, Colorado		80203-4547
(Address of principal executive offices)		(Zip Code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	WLL	New York Stock Exchange
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, Whiting Petroleum Corporation (the “Company”, “we”, “us” or “our”) made changes to its executive compensation program designed to implement an industry-leading compensation structure that aligns earned payments with shareholder interests. Relative to historical industry practice, the new structure prioritizes greater alignment with absolute returns to shareholders and places a greater emphasis on bottom line cash generation.

Key features of the new compensation structure include:

•	Short-term incentive metrics focused on returns and long-term cash generation;

•	Mandatory stock settlement for our CEO, CFO and COO of any portion of the short-term incentive paid above-target;

•	Long-term incentives heavily weighted toward performance-based awards (70% for our CEO, 60% for our CFO and COO);

•	Use of absolute total stockholder return as the sole performance metric for a significant portion of our performance-based long-term incentives;

•	Elimination of cash severance for our CEO, CFO and COO except in the event of a change in control; and

•	In the event of a change in control, payment of one third of the CEO severance will be in stock with a mandatory post-termination holding period.

Changes to the compensation structure for Lynn A. Peterson, the Company’s Chief Executive Officer, James P. Henderson, the Company’s Chief Financial Officer, and Charles J. Rimer, the Company’s Chief Operating Officer, are summarized below.

Short-term incentive

Amounts that may be earned by the executive officers in respect of their 2021 short-term incentive will be based on free cash flow, operating efficiency, sustainability, maintenance of production levels and achievement of strategic goals (which relate to balance sheet management, inventory management, human capital management and absolute total share return (“TSR”)). Short-term incentive amounts, if any, in excess of target will be payable in stock, with no minimum holding period, for Mr. Peterson, Mr. Henderson, and Mr. Rimer.

Following are the 2021 short-term incentive opportunities for Messrs. Peterson, Henderson, and Rimer, expressed as a percentage of base salary:

	Threshold	Target	Maximum
Mr. Peterson	50%	100%	200%
Mr. Henderson	50%	85%	150%
Mr. Rimer	50%	85%	150%

Long-term incentive

Awards pursuant to the Company’s long-term incentive program were made in a combination of restricted stock units (“RSUs”) and performance stock units (“PSUs”). Seventy percent (70%) of Mr. Peterson’s long-term incentive consists of PSUs, and PSUs constitute sixty percent (60%) of the long-term incentive for Mr. Henderson and Mr. Rimer. The RSUs vest in three equal annual tranches over an approximately three-year period. The PSUs will vest at the end of a three-year performance period from 0% to 200% of target based on the Company’s absolute and relative TSR over the period. For the relative TSR PSUs, which constitute one-half (1/2) of the PSUs, target payout at 100% is achieved only if the Company’s relative TSR is at the 60th percentile of the peer group, and a relative TSR performance at or above the 90th percentile of the Company’s peer group will result in a 200% payout. Relative TSR performance at the 30th percentile will result in a 50% payout, and performance below the 30th percentile will result in a 0% vesting. For the absolute TSR PSUs, which constitute the remaining one-half (1/2) of the PSUs, if the Company’s TSR is at or above 20% annualized over the performance period, the PSUs will vest at 200%, if the Company’s TSR is below negative 20% annualized over the performance period, 0% of the PSUs will vest, and if the Company’s TSR is 0% annualized over the performance period, 75% of the PSUs will vest. For both absolute and relative TSR PSUs, achievement between any of the enumerated levels will result in an interpolated payout.

The following 2021 long-term incentive awards were made to Messrs. Peterson, Henderson, and Rimer:

	RSUs	Absolute TSR PSUs (Target)	Relative TSR PSUs (Target)
Mr. Peterson	48,662	56,772	56,772
Mr. Henderson	24,331	18,248	18,248
Mr. Rimer	24,331	18,248	18,248

In addition to the long-term incentive grants described above, Messrs. Peterson, Henderson, and Rimer also each received a one-time grant of RSUs that cliff vests after five (5) years, in the following amounts: Mr. Peterson – 52,716 RSUs, Mr. Henderson – 31,883 RSUs, and Mr. Rimer – 33,008 RSUs.

Employment agreements

Each executive officer entered into an amended employment agreement. Among other things, the amended agreements (i) eliminate severance outside of a change in control context, (ii) shorten the period during which the executive has to provide notice of the existence of a condition constituting “Good Reason” under the agreement from 60 to 30 days (iii) provide for cash severance upon a termination without cause or for good reason only in connection with a change in control, equal to two times annual salary and bonus, (iv) provide for post-termination welfare coverage in certain circumstances for up to 18 months (24 months for Mr. Peterson) and (v) entitle executives to a pro-rated bonus for the year of employment termination under certain circumstances. In addition, Mr. Peterson’s amended employment agreement provides for an additional severance amount payable in stock upon a termination without cause or for good reason in connection with a change in control, equal in value to his annual salary and bonus.

Item 5.08    Shareholder Director Nominations.

The information required by this Item 5.08 is incorporated by reference to Item 8.01 of this Current Report on Form 8-K.

Item 8.01    Other Events.

The Company intends to hold its 2021 annual meeting of stockholders (the “Annual Meeting”) on May 11, 2021, at a time and in the manner to be specified in our proxy statement related to the Annual Meeting that we will file with the U.S. Securities and Exchange Commission (the “SEC”) at a later date.

Under the proxy rules and regulations of the SEC, we have set February 14, 2021 as the deadline for a stockholder to submit a proposal for inclusion in our proxy materials for the Annual Meeting pursuant to SEC Rule 14a-8. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, and be received by our Corporate Secretary no later than February 14, 2021 for such proposal to be eligible for inclusion in our proxy materials for the Annual Meeting.

Eligible stockholders may under certain circumstances be able to nominate and include in our proxy materials a specified number of candidates for election as directors under the proxy access provisions of our by-laws. Among other requirements in our by-laws, to nominate a director under the proxy access provisions of our by-laws for the Annual Meeting, a stockholder must give written notice to our Corporate Secretary that complies with our by-laws no later than February 14, 2021. If the notice is received after that date, then the notice will be considered untimely and we will not be required to include the nominees in our proxy materials for the Annual Meeting.

A stockholder who otherwise intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the Annual Meeting must comply with the requirements set forth in our by-laws. Among other matters, to present business or nominate a director at the Annual Meeting, a stockholder must give written notice to our Corporate Secretary that complies with our by-laws no later than February 14, 2021. If the notice is received after that date, then the notice will be considered untimely and we will not be required to present such proposal or nomination at the Annual Meeting.

Stockholder proposals or nominations pursuant to any of the foregoing should be sent to us at our principal executive offices: Whiting Petroleum Corporation, 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203, Attention: Corporate Secretary.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment and Severance Agreement, dated as of February 2, 2021, by and between Whiting Petroleum Corporation and Lynn A. Peterson.
10.2	Executive Employment and Severance Agreement, dated as of February 2, 2021, by and between Whiting Petroleum Corporation and James P. Henderson.
10.3	Executive Employment and Severance Agreement, dated as of February 2, 2021, by and between Whiting Petroleum Corporation and Charles J. Rimer.
10.4	Form of Performance Stock Unit Award Agreement.
10.5	Form of Restricted Stock Unit Award Agreement (extended vesting).
10.6	Form of Restricted Stock Unit Award Agreement (time-based vesting).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021	WHITING PETROLEUM CORPORATION

	By:	/s/ Lynn A. Peterson
	Name:	Lynn A. Peterson
	Title:	President and Chief Executive Officer